UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2015

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Strategic Collaboration Agreement

On October 18, 2015 (the “Agreement Date”), Weight Watchers International, Inc. (the “Company”) entered into a Strategic Collaboration Agreement with Ms. Oprah Winfrey (the “Strategic Collaboration Agreement”), pursuant to which Ms. Winfrey granted the Company the right to use, subject to her approval, her name (including the marks OPRAH and OPRAH WINFREY), image, likeness and endorsement for and in connection with the Company, its programs, products and services (including in advertising, promotion, materials and content), and the Company granted Ms. Winfrey the right to use its WEIGHT WATCHERS marks to collaborate with and promote the Company and its programs, products and services. The Strategic Collaboration Agreement has an initial term of five years, with additional successive one year renewal terms. During this period, Ms. Winfrey will consult with the Company and participate in developing, planning, executing and enhancing the Weight Watchers program and related initiatives, and provide it with services in her discretion to promote the Company, its programs, products and services, including in advertisements and promotions, and making personal appearances on its behalf. Ms. Winfrey will not grant anyone but the Company the right to use her name (including the marks OPRAH and OPRAH WINFREY), image, likeness or endorsement for or in connection with any other weight loss or weight management programs during the term of the Strategic Collaboration Agreement, and she will not engage in any other weight loss or weight management business, program, products, or services during the term of the Strategic Collaboration Agreement and for one year thereafter.

Share Purchase Agreement

On October 18, 2015, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Ms. Winfrey, pursuant to which the Company will issue and sell to Ms. Winfrey an aggregate of 6,362,103 shares (the “Purchased Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), at a price per share of $6.79 (the closing price per share on the last trading day prior to the Agreement Date) for an aggregate purchase price of $43,198,679.37. The Company expects to close the issuance and sale of the Purchased Shares (the “Share Purchase”) as promptly as practicable after the Agreement Date, when certain customary closing conditions are met. Upon the closing of the Share Purchase (and without giving effect to any shares of Common Stock issuable upon exercise of the grant of the Option referred to and as defined below), Ms. Winfrey will beneficially own approximately 10% of the Company’s issued and outstanding Common Stock.

The Purchased Shares may not be transferred by Ms. Winfrey within the first two years of the Agreement Date, subject to certain limited exceptions. Thereafter, Ms. Winfrey may generally transfer up to 15% of the Purchased Shares prior to the third anniversary of the Agreement Date, up to 30% prior to the fourth anniversary of the Agreement Date and up to 60% prior to the fifth anniversary of the Agreement Date. On or after the fifth anniversary of the Agreement Date, Ms. Winfrey will be permitted to transfer all of the Purchased Shares. In the event that Ms. Winfrey proposes to transfer any Purchased Shares or Option Shares (as defined below), the Company will have (a) a right of first offer with respect to such shares if such transfer is (i) for 1% or more of the Company’s issued and outstanding Common Stock that is proposed to be made pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) proposed to be sold under a resale shelf registration statement or (b) a right of first refusal with respect to such shares if such transfer is (i) for 1% or more of the Company’s issued and outstanding Common Stock and is proposed to be made to a competitor of the Company or (ii) for 5% or more of the Company’s issued and outstanding Common Stock. Such transfer restrictions, right of first offer and right of first refusal terminate if Ms. Winfrey then has the right to be nominated as a director and has met certain eligibility requirements under the Share Purchase Agreement, but is not elected as a director of the Company. Such transfer restrictions also terminate if there is a change of control, including if another person (or group), other than Artal Luxembourg S.A. (“Artal”) and Ms. Winfrey and their respective affiliates, acquires more than 50% of the total voting power of the Company.

Under the Share Purchase Agreement, Ms. Winfrey will, beginning on the third anniversary of the Agreement Date, have the right to demand registration of any outstanding shares of Common Stock held by her and certain permitted transferees that are not then subject to the transfer restrictions described in the immediately preceding paragraph and (other than in connection with a demand for a resale shelf registration) are not otherwise permitted to be sold under Rule 144. Ms. Winfrey may exercise such demand rights twice (but not more than one time in any six-month period). Ms. Winfrey will also have customary piggyback rights with respect to such Common Stock beginning on the second anniversary of the Agreement Date. Such demand and piggyback rights terminate on the date that Ms. Winfrey and certain permitted transferees own less than 3% of the Company’s issued and outstanding Common Stock. In addition, such demand rights will be accelerated under the same director service circumstances that would result in the termination of the transfer restrictions referred to in the immediately preceding paragraph.

The Share Purchase Agreement also provides Ms. Winfrey with the right to be nominated as director of the Company for so long as she and certain permitted transferees own at least 3% of the Company’s issued and outstanding Common Stock. In accordance with the terms of the Share Purchase Agreement, the Company’s Board of Directors (the “Board”) has appointed Ms. Winfrey as a director of the Company, to be effective immediately after, and only upon, the closing of the Share Purchase. The information set forth under Item 5.02 is incorporated by reference in this Item 1.01.

The foregoing description is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Option Agreement

In consideration of Ms. Winfrey entering into the Strategic Collaboration Agreement and the performance of her obligations therein, on October 18, 2015, the Company granted Ms. Winfrey a fully vested option (the “Option”) to purchase 3,513,468 shares of Common Stock. The Option was not granted under the Company’s Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”), but incorporates terms that are substantially similar to the terms of the 2014 Plan, other than the restriction on the maximum number of options that may be granted in any calendar year. The term sheet, which includes the terms and conditions appended thereto, relating to the grant of the Option is referred to as the Option Agreement. The shares issuable upon exercise of the Option represent approximately 5% of the Company’s issued and outstanding Common Stock on a fully diluted basis, assuming all outstanding options and restricted stock awards have been exercised and/or converted (and after giving effect to the issuance of the Purchased Shares). In the fourth quarter of fiscal 2015, the Company will record as an expense the approximately $14 million full value of the Option (based on the Black Scholes option pricing model).

The Option is exercisable at a price of $6.97 per share, which represents the greater of (a) the closing price per share of the Common Stock on The New York Stock Exchange on October 16, 2015 and (b) the average closing price of a share of the Common Stock on The New York Stock Exchange for the five trading day period immediately preceding and including the date of the grant. The Option is exercisable, in whole or in part, at any time after the effectiveness of the shareholder consent described below in Item 5.07 and prior to the tenth anniversary of the Option grant date, subject to earlier termination under certain circumstances. The Option will terminate under certain circumstances, including if (i) the Strategic Collaboration Agreement expires as a result of Ms. Winfrey’s decision not to renew the term of such agreement and (ii) a change in control (as defined in the 2014 Plan) of the Company occurs.

Subject to certain limited exceptions, shares of Common Stock issuable upon exercise of the Option (the “Option Shares”) generally may not be transferred by Ms. Winfrey within the first year of the Agreement Date. Thereafter, Ms. Winfrey generally may transfer up to 20% of the Purchased Shares prior to the second anniversary of the Agreement Date, up to 40% prior to the third anniversary of the Agreement Date, up to 60% prior to the fourth anniversary of the Agreement Date and up to 80% prior to the fifth anniversary of the Agreement Date. On or after the fifth anniversary of the Agreement Date, Ms. Winfrey will be permitted to transfer all of the Option Shares. Pursuant to the Share Purchase Agreement, in the event that Ms. Winfrey proposes to transfer any Option Shares, the Company will have a right of first offer or a right of first refusal with respect to such shares as described above. Such transfer restrictions terminate under the same director service and change of control circumstances that would result in the termination of the transfer restrictions relating to the Purchased Shares as described above.

The foregoing description is qualified in its entirety by reference to the Option Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Voting Agreement

Artal entered into a Voting Agreement with Ms. Winfrey on October 18, 2015, pursuant to which Ms. Winfrey agreed to vote all of her Common Stock or preferred stock of the Company and other securities convertible into or exercisable or exchangeable for any Common Stock or preferred stock of the Company so as to elect such individuals designated by Artal.

In addition, if Ms. Winfrey (or certain permitted transferees) fails to vote in accordance with the Voting Agreement, then Ms. Winfrey (and such permitted transferees) grants, pursuant to the Voting Agreement, Artal a proxy to vote all such Common Stock, preferred stock and other securities in the manner provided in the immediately preceding paragraph.

The Voting Agreement terminates on the date that any of the following occurs: (i) Artal (and certain permitted transferees) and Ms. Winfrey (and certain permitted transferees) collectively own less than 50% of the Company’s issued and outstanding Common Stock, (ii) Ms. Winfrey then has the right to be nominated as a director and has met certain eligibility requirements under the Share Purchase Agreement, but is not elected as a director of the Company, (iii) Ms. Winfrey (and certain permitted transferees) collectively own less than 1% of the Company’s issued and outstanding Common Stock, (iv) the voting and related arrangements in the Voting Agreement, in the Company’s reasonable determination, constitutes a “change of control” in any of the Company’s debt agreements or (v) the parties to the Voting Agreement terminate such agreement by written consent.

As a result of entering into the Voting Agreement, Artal and Ms. Winfrey will be acting as a “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company will continue to qualify as a “controlled company” under the applicable rules of The New York Stock Exchange.

Item 3.02 Unregistered Sales of Equity Securities.

The descriptions of the Share Purchase Agreement and Option Agreement set forth under Item 1.01 are incorporated by reference in this Item 3.02. The shares issued pursuant to the Share Purchase Agreement were issued without registration under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) thereunder (“Section 4(a)(2)”). To the extent the Option grant constitutes a sale of securities under the federal securities laws, such issuance was also made in reliance upon the exemption provided in Section 4(a)(2). Ms. Winfrey provided a written representation to the Company that she qualifies as an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ms. Winfrey

On October 18, 2015, the Board increased the number of directors on the Board from nine to ten and, in accordance with the Share Purchase Agreement, appointed Ms. Winfrey as a director of the Company, effective immediately after, and only upon, the closing of the Share Purchase, to fill the resulting vacancy. Ms. Winfrey will serve as a Class II director whose term will expire in 2018, subject to her election by the Company’s shareholders at the Company’s 2016 annual meeting of shareholders as required under the laws of the Commonwealth of Virginia.

Ms. Winfrey will receive the Company’s standard compensation provided to all the Company’s non-employee directors for service on the Board (currently $75,000 per annum, payable quarterly, half in cash and half in Common Stock), and such amounts shall be prorated with respect to 2015 based on her only serving on the Board as of the fourth fiscal quarter of 2015. Ms. Winfrey will also receive the standard grant of Common Stock (currently 1,000 shares per annum) that is granted on December 15th of each fiscal year. All shares of common stock of the Company granted to a director are subject to transfer restrictions such that the shares cannot be sold or transferred until the director is no longer serving on the Board.

The information set forth under Item 1.01 is incorporated by reference in this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 18, 2015, Artal, which, as of such date, controlled a majority of the voting power of the outstanding Common Stock, executed a written consent approving the grant of the Option. Such approval is to be effective on the date that is 20 calendar days after the date the Information Statement (as defined below) is first sent or given to shareholders of the Company who did not execute the written consent approving the grant of the Option but were entitled to vote on the date the written consent was delivered to the Company.

Pursuant to rules adopted by the Securities and Exchange Commission under the Exchange Act, a Schedule 14C Information Statement (the “Information Statement”) will be sent or given to the shareholders of the Company who did not execute the written consent approving the grant of the Option but were entitled to vote on the date the written consent was delivered to the Company.

Item 8.01. Other Events.

A copy of the Company’s press release regarding the matters described above has been filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Share Purchase Agreement, dated October 18, 2015, between the Company and Oprah Winfrey.

Exhibit 10.2	Option Agreement, dated October 18, 2015, between the Company and Oprah Winfrey.

Exhibit 99.1	Press Release, dated October 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: October 19, 2015	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer

Exhibit Index

Exhibit	Description

Exhibit 10.1	Share Purchase Agreement, dated October 18, 2015, between the Company and Oprah Winfrey.

Exhibit 10.2	Option Agreement, dated October 18, 2015, between the Company and Oprah Winfrey.

Exhibit 99.1	Press Release, dated October 19, 2015.